                                                                   Exhibit 3.25

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          PF CLAIMS MANAGEMENT, LTD.

   PF Claims Management, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

   FIRST: That the members of the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

   RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting paragraphs 2 through 7 of the THIRD Article and by inserting "To adjust, settle, compromise, investigate and process all property and casualty claims and all other claims permitted by law" in its place and stead so that, as amended, said Article shall read as follows:

   "THIRD: The nature of the business or purposes to be conducted or promoted is:

      To adjust, settle, compromise, investigate and process all property and casualty claims and all other claims permitted by law.

      To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and personal property of every class and description.

      To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

      To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names relating to or useful in connection with any business of this corporation.

      To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

      To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

      To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any or the corporation's property and assets, or any interest therein, wherever situated.

      In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers included thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

      The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

   SECOND: That the sole stockholder of the Corporation, by written consent, has consented to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 224 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said PF Claims Management, Ltd. has caused its corporate seal to be affixed and this Certificate to be signed by the officers whose respective names and offices appear below, this 14th day of July, 1987.

                                              PF CLAIMS MANAGEMENT, LTD.

                                              By: /s/ Stanley Roth
                                                  -----------------------------
                                                  Stanley Roth
                                                  Vice President

ATTEST:

By:    /s/
       -------------------------
Title: Assistant Secretary

                         CERTIFICATE OF INCORPORATION
                                      of
                          PF CLAIMS MANAGEMENT, LTD.

   FIRST: The name of the corporation is PF CLAIMS MANAGEMENT, LTD.

   SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The nature of the business or purposes to be conducted or promoted is:

   To make all types and forms of insurance permitted by the insurance laws of the State of Delaware, as amended from time to time.

   To make all types and forms or insurance and/or suretyship as permitted by the insurance laws of the State of Delaware, as amended from time to time.

   To engage in all types and forms of investment activity permitted by the insurance laws of the State of Delaware, as amended from time to time, and other applicable provisions of law, now in existence and as hereafter amended.

   To provide any and all kinds of insurance, reinsurance and/or suretyship services permitted by the insurance laws of the State of Delaware, as amended from time to time.

   To engage in any other business or pursue any other lawful purpose or purposes for which a Delaware insurance company may be organized under the laws of the State of Delaware.

   To engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

   To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade deal in and with goods, wares and merchandise and personal property of every class and description.

   To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

   To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in the connection with any business of this corporation.

   To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government of the United States of America, or by any foreign government, or by and state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

   To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

   To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

   In general to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

   The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

   FOURTH: The total number: of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

   FIFTH: The name and mailing address of the incorporator is as follows:

                     NAME                      MAILING ADDRESS
                     ----                      ---------------
               Karen C. Sclafani          14 Oak Point Drive North
                                          Bayville, New York 11709

   The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                     NAME                      MAILING ADDRESS
                     ----                      ---------------
              Joseph V. Vittoria               11 Meadow Drive
                                             Greenwich, CT 06830

                   Jose Sanz                 101 Brookside Drive
                                             Greenwich, CT 06830

               Charles A. Rovino            102 Castle Ridge Road
                                             Manhasset, NY 11030

                 Stanley Roth            23-06 Corporal Kennedy St.
                                              Bayside, NY 11360

   SIXTH: The corporation is to have perpetual existence.

   SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

   To make, alter or repeal the by-laws of the corporation.

   To authorize and cause to he executed mortgages and liens upon the real and personal property of the corporation.

   To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

   By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of' the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof, present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the hoard of directors to act at the meeting in the place of any such absent or disqualified member.

   When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of' stock in, and/or other securities of any other corporate or corporations, as its board of directors shall deem expedient and for the best interest of' the corporation.

   EIGHTH: Elections of directors need not he by written ballot unless the by-laws of the corporation shall so provide.

   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

   NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

   TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of January, 1987.

                                                  /s/ Karen C. Sclafani
                                                  -----------------------------
                                                  Karen C. Sclafani
                                                  Incorporator